Universal Technical Institute Reports Fiscal Year 2019 First Quarter Results

- Q1'19 new student starts up 14.8% compared to prior year
-Generated $4.4 million in cash flows from operating activities and adjusted free cash flow was $5.6 million
- Confirms guidance of mid-to-high single digit start growth for fiscal 2019

SCOTTSDALE, ARIZ. - February 5, 2019 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2019 first quarter ended December 31, 2018.

Kim McWaters, UTI’s President and Chief Executive Officer, stated, “Our first quarter fiscal 2019 start growth of 14.8% reflects the continued execution of our growth initiatives and transformation plan. We believe we have hit an inflection point and are now clearly achieving traction as demonstrated by start growth in our core business, at our new campus and with our new welding program. In particular, we are pleased that our transformation plan is beginning to positively impact the adult student segment as evidenced by 8.5% start growth in a robust economy. Given the historically high correlation between student start growth and unemployment, if unemployment were to rise, we believe we would see an acceleration in our start growth.

“Given the significant investments made in a number of accretive initiatives during 2018, this year we are laser focused on driving cash flow growth through new student starts, cost efficiencies and foot-print rationalization. Our newest metro campus, Bloomfield, NJ, is performing very well against plan with strong demand from prospective students. Overall, we remain on track to grow our total new student starts by mid-to-high single digits for the full year and exit the year with a higher average student population than at the beginning of the year."

Financial Results for the Three-Month Period Ended December 31: 2018 Compared to 2017

•
Revenues increased 2.3% to $83.1 million, compared to $81.2 million for the prior year period. An additional earning day and higher average tuition with virtually flat average students led to increased revenues.

•
Operating expenses were $90.3 million, compared to $84.8 million for the prior year period. Of the $5.5 million increase, $4.2 million was due to the one-time transformation consultant termination cost. The growing student population at the Bloomfield campus added $1.6 million of direct costs year over year. We are on track to meet our operating expense objectives for 2019.

•
Operating loss for the quarter was $7.2 million compared to an operating loss of $3.6 million for the prior year period. Adjusted operating loss for the quarter was $3.0 million, compared to an adjusted operating loss of $1.9 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

•	Net loss for the quarter was $7.7 million, compared to a net loss of $1.1 million for the prior year period, which included a $2.8 million tax benefit.

•	Loss available for distribution to common shareholders was $9.0 million, or $0.36 per diluted share, compared to a loss of $2.5 million, or $0.10 per diluted share, for the prior year period.

•	Adjusted EBITDA for the three months ended December 31, 2018 was $1.3 million, compared to $2.6 million for the prior year period.

•	Cash flows from operating activities was $4.4 million. Adjusted free cash flow was $5.6 million in the quarter, improving $8.7 million over prior year quarter.

Student Metrics

	Three Months Ended December 31,
	2018	2017
Total starts	1,511	1,316
Average undergraduate full-time student enrollment	11,225	11,261
End of period undergraduate full-time student enrollment	10,540	10,448

2019 Outlook

•	UTI expects new student starts to grow in the mid-to-high single digits in fiscal 2019 across the existing campuses and UTI's new Bloomfield, New Jersey campus.

•	Fiscal 2019 average student population is anticipated to be up low single digits as a result of the transformation plan initiatives and the Bloomfield, New Jersey campus.

•	UTI expects fiscal year 2019 revenue to range between $322 million and $332 million, compared to $317 million in fiscal 2018, reflecting the expected increase in the average student population.

•
Operating expenses in fiscal year 2019 are expected to range between $337 million and $347 million, compared to $352.2 million in fiscal 2018. The decrease in operating expenses are driven across multiple expense categories.

•	UTI expects an operating loss of between $10 million and $15 million. UTI expects an adjusted operating loss of between $6 million and $11 million.

•	UTI expects both cash flows from operating activities and free cash flow to be positive in fiscal 2019 with an ending cash balance at or above the same level as year-end 2018.

•	Net loss is expected to range between $10 million and $15 million. Adjusted EBITDA is expected to be positive and range between $9 million and $15 million.

•	Capital expenditures are now expected to range between $6 million and $8 million.
Conference Call
Management will hold a conference call to discuss the 2019 first quarter results on Tuesday, February 5th at 1:30 p.m. PST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 90 days or the replay can be accessed through February 19, 2019 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10127998.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company’s normal recurring operations. Management defines adjusted operating income as operating income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines free cash flow as cash flows from operating activities less capital expenditures. Management defines adjusted free cash flow as cash flows from operating activities less capital expenditures, adjusted for items not considered as part of the company’s normal recurring operations. Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company’s transformation initiative and startup costs related to the Bloomfield, New Jersey campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and cash flows from operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or cash flows from operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking adjusted EBITDA, adjusted operating income and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted operating income or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Scott Yessner
Interim Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0977

Investor Relations Contact:
Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
	(In thousands, except per share amounts)
Revenues	$83,050	$81,156
Operating expenses:
Educational services and facilities	45,735	44,081
Selling, general and administrative	44,520	40,679
Total operating expenses	90,255	84,760
Loss from operations	(7,205)	(3,604)
Other income (expense):
Interest expense, net	(411)	(431)
Equity in earnings of unconsolidated affiliate	97	97
Other income, net	(65)	(26)
Total other expense, net	(379)	(360)
Loss before income taxes	(7,584)	(3,964)
Income tax expense (benefit)	133	(2,829)
Net loss and comprehensive loss	$(7,717)	$(1,135)
Preferred stock dividends	1,323	1,323
Loss available for distribution	$(9,040)	$(2,458)

Loss per share:
Net loss per share - basic	$(0.36)	$(0.10)
Net loss per share - diluted	$(0.36)	$(0.10)
Weighted average number of shares outstanding:
Basic	25,321	25,008
Diluted	25,321	25,008

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2018	September 30, 2018
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$58,649	$58,104
Restricted cash	14,782	14,055
Receivables, net	10,417	21,106
Notes receivable, current portion	5,250	5,183
Prepaid expenses	11,395	10,320
Other current assets	7,821	8,027
Total current assets	108,314	116,795
Property and equipment, net	113,014	114,848
Goodwill	8,222	8,222
Notes receivable, less current portion	31,505	31,194
Other assets	10,108	11,219
Total assets	$271,163	$282,278

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$40,516	$46,617
Deferred revenue	41,374	38,236
Accrued tool sets	2,700	2,397
Dividends payable	1,323	—
Financing obligation, current portion	1,376	1,319
Other current liabilities	4,036	3,893
Total current liabilities	91,325	92,462
Deferred tax liabilities, net	329	329
Deferred rent liability	11,545	12,003
Financing obligation	40,348	40,715
Other liabilities	9,435	10,124
Total liabilities	152,982	155,633

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,230,311 shares issued and 25,365,414 shares outstanding as of December 31, 2018 and 32,168,795 shares issued and 25,303,898 shares outstanding as of September 30, 2018	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2018 and September 30, 2018, liquidation preference of $100 per share	—	—
Paid-in capital - common	187,308	186,732
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of December 31, 2018 and September 30, 2018	(97,388)	(97,388)
Retained deficit	(40,595)	(31,555)
Total shareholders’ equity	118,181	126,645
Total liabilities and shareholders’ equity	$271,163	$282,278

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net loss	$(7,717)	$(1,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,205	3,362
Amortization of assets subject to financing obligation	670	671
Bad debt expense	337	338
Stock-based compensation	694	359
Deferred income taxes	—	(2,812)
Equity in earnings of unconsolidated affiliate	(97)	(97)
Training equipment credits earned, net	78	(224)
Other losses	401	11
Changes in assets and liabilities:
Receivables	6,235	5,890
Prepaid expenses and other assets	(1,210)	(1,250)
Other assets	720	—
Notes receivable	(378)	(3,043)
Accounts payable and accrued expenses	(1,578)	(4,952)
Deferred revenue	3,138	542
Income tax payable/receivable	169	(156)
Accrued tool sets and other current liabilities	588	360
Deferred rent liability	(458)	(553)
Other liabilities	(387)	82
Net cash provided by (used in) operating activities	4,410	(2,607)
Cash flows from investing activities:
Purchase of property and equipment	(2,779)	(2,556)
Proceeds from disposal of property and equipment	5	2
Proceeds received upon maturity of investments	—	947
Purchase of trading securities	—	(894)
Proceeds from sales of trading securities	—	40,902
Return of capital contribution from unconsolidated affiliate	64	101
Net cash provided by (used in) investing activities	(2,710)	38,502
Cash flows from financing activities:
Payment of financing obligation	(310)	(259)
Payment of payroll taxes on stock-based compensation through shares withheld	(118)	(3)
Net cash used in financing activities	(428)	(262)
Change in cash, cash equivalents and restricted cash:
Net increase in cash, cash equivalents and restricted cash	1,272	35,633
Cash, cash equivalents and restricted cash, beginning of period	72,159	64,960
Cash, cash equivalents and restricted cash, end of period	$73,431	$100,593

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows.

	December 31, 2018	December 31, 2017
	(In thousands)
Cash and cash equivalents	$58,649	$86,450
Restricted cash	14,782	14,143
Total cash, cash equivalents and restricted cash shown in condensed consolidated statements of cash flows	$73,431	$100,593

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,
	2018	2017
	(In thousands)
Net loss, as reported	$(7,717)	$(1,135)
Interest expense, net	411	431
Income tax expense (benefit)	133	(2,829)
Depreciation and amortization	4,258	4,376
EBITDA	$(2,915)	$843
Non-recurring consulting fees for transformation initiative(1)	4,224	1,400
Start-up costs associated with Bloomfield, New Jersey campus opening	—	352
Adjusted EBITDA, non-GAAP	$1,309	$2,595

Adjusted Free Cash Flow

	Three Months Ended December 31,
	2018	2017
	(In thousands)
Cash flows provided by operating activities, as reported	$4,410	$(2,607)

Purchase of Property and Equipment	(2,779)	(2,556)
Non-recurring consulting fees for transformation initiative(1)	3,950	1,400
Cash outflows associated with Bloomfield, New Jersey campus opening	—	686
Adjusted free cash flow, non-GAAP	$5,581	$(3,077)

Adjusted Operating Loss

	Three Months Ended December 31,
	2018	2017
	(In thousands)
Loss from operations, as reported	$(7,205)	$(3,604)
Non-recurring consulting fees for transformation initiative(1)	4,224	1,400
Start-up costs associated with Bloomfield, New Jersey campus opening	—	352
Adjusted income (loss) from operations, non-GAAP	$(2,981)	$(1,852)

(1)In October 2018, we terminated our agreement with the consultant and paid a termination fee of $3.95 million related to our transformation plan. The consulting services covered marketing, admissions, future student processing, retention and cost savings initiatives. We determined that the Company has developed sufficient expertise to execute transformation plan efforts internally. Total expense recognized during the three months ended December 31, 2018, related to the consultant were $4.22 million. During the three months ended December 31, 2017, we also incurred $1.4 million in fees to the same consultant as we began our transformation plan.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2018	2017
	(In thousands)
Salaries expense	$35,007	$34,036
Employee benefits and tax	7,491	7,379
Bonus expense	2,830	1,762
Stock-based compensation	694	359
Total compensation and related costs	$46,022	$43,536

Advertising expense	$10,583	$10,611
Occupancy expense, net of subleases	$9,304	$9,221
Contract service expense	$6,493	$3,601
Student expenses-housing	$494	$171
Professional accounting services expense	$299	$689

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